R O B I N S C H O E N P U B L I C R E L A T I O N S
       526 Penn Street Newtown, PA 18940 t: 215/504-2122 f: 215/504-2123
                          e-m: schoenpr@mindspring.com

FOR IMMEDIATE RELEASE
March 15, 2000


                        MEDIX NAMES EVP OF OPERATIONS AND
                   SVP/NATIONAL DIRECTOR OF MARKETING & SALES
      New Positions Strengthen iHealth Software Provider's Management Team


New York, NY -- John R. Prufeta, president and CEO of Medix Resources, Inc. [OTCBB:MDIX], today announced that Patricia A. Minicucci, 50, has been named executive vice president of Operations. Additionally, the firm named Brian Ellacott, 43, senior vice president/national director of corporate development. Medix provides Internet-based healthcare communication, data integration, and transaction processing software through its Cymedix.com product line.

Most recently, Minicucci was executive vice president and principal of Creative Health Concepts, a national consulting organization specializing in the managed care and health insurance industries. In her new position, she will oversee the firm's finance, legal, human resources, and strategic planning efforts and integration of all acquisitions. Ellacott was president of Cosmetic Surgery Consultants, a plastic surgery provider network providing plastic surgery programs to health plans. In his new position, he will have national sales and marketing responsibilities for strategic accounts and Internet alliances.

"I am delighted that Pat and Brian have joined the Medix management team," stated Prufeta. "They are battle-tested industry veterans with proven track records in the healthcare industry. Their significant talents will immediately contribute to our goal of building the Medix enterprise nationally."

Minicucci stated, "I believe Medix brings an already outstanding suite of value-added services to the healthcare industry and I am absolutely delighted to have the opportunity to help lead our Company's growing national presence and develop its product portfolio."

"Medix has developed a unique Internet software solution to enhance communication and healthcare transactions between providers and payors," stated Ellacott. "I am very excited by the partnering opportunities that will improve the efficiencies of the daily interactions between patients, physicians, hospitals and health plans."

As executive vice president and principal of Creative Health Concepts, Minicucci assisted clients with strategic planning processes, venture planning, final business strategy development, tactical turnaround and execution plans, and enterprise-level due diligence. Earlier she founded and was chief executive officer of Practice Paradigms, a consulting organization serving primary care physicians. Prior to founding Practice Paradigms, Minicucci was senior vice president- managed care with Empire Blue Cross Blue Shield and, before that, president-employee benefits division with Washington National Corporation. Minicucci began her career in healthcare at CIGNA Corporation where she held numerous positions, including president-South Central Division, CIGNA Healthplan Inc.; vice president-human resources division, Employee Benefits Group; vice president-human resources department, Group Insurance Division; and regional vice president-field claim operations, Group Insurance Division. Miniccuci holds a B.A. in History from Russell Sage College.

Prior to serving as president of Cosmetic Surgery Consultants, Ellacott was executive vice president of Alignis Inc., an alternative healthcare PPO. Before that, he was president-Bibb Hospitality (Atlanta) for The Bibb Company. Ellacott began his career in healthcare at Baxter International/American Hospital Supply where he held numerous positions, including director of national accounts (Chicago); director of marketing (Australia); director of marketing (Canada); systems manager (Canada); regional manager (British Columbia); and product manager (hospital products). He holds a B.A. in Business Administration, with Honors, from Wilfrid Laurier University (Waterloo, Canada).

Medix Resources, through its wholly-owned subsidiary Cymedix Lynx Corporation, offers Cymedix.com, a suite of fully-secure, patented Internet communications software products, to the healthcare industry. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter Form 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.

Contacts:  General and Press Inquiries         Investor Inquiries
           -----------------------------       -------------------
           Robin Schoen                        Josh Golomb
           Robin Schoen Public Relations       SmallCaps Online Communications
           215/504-2122                        212/554-4158